UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2014

Steel Excel Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 461-1300

n/a
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On May 8, 2014, Steel Excel Inc. (the “Company”) increased its holdings of the common stock of API Technologies Corp. (“API”) to 11,377,192 shares through the acquisition of 1,666,666 shares on the open market. Upon acquiring such shares the Company held approximately 20.5% of the total outstanding common stock of API with a fair value of approximately $26.6 million.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial statements of businesses acquired
(1) Audited financial statements of API as of November 30, 2013 and 2012, and for the years ended November 30, 2013 and 2012, the six months ended November 30, 2011, and the year ended May 31, 2011, are attached as Exhibit 99.1 hereto and incorporated herein by reference.
(2) Unaudited financial statements of API as of May 31, 2014, and for the three months and six months ended May 31, 2014 and 2013, are attached as Exhibit 99.2 hereto and incorporated herein by reference.
(b)    Pro forma financial information
The Company's investment in API has been accounted for as an equity-method investment using the fair-value option effective as of May 9, 2014 . Accordingly, changes in the fair value of the Company's investment based on the market price of API's common stock are recognized currently as income or loss from equity method investees on an after-tax basis.
(c)    Not applicable
(d)    Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm
99.1	Audited financial statements of API as of November 30, 2013 and 2012, and for the years ended November 30, 2013 and 2012, the six months ended November 30, 2011, and the year ended May 31, 2011
99.2	Unaudited financial statements of API as of May 31, 2014, and for the three months and six months ended May 31, 2014 and 2013, are attached as Exhibit 99.2 hereto and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Excel Inc.

Dated: July 24, 2014	By:	/s/ James F. McCabe, Jr.
		Name:	James F. McCabe, Jr.
		Title:	Chief Financial Officer